Exhibit 99.1

FLAGSTONE RE TO PRESENT AT THE 2009 AIFA CONFERENCE

HAMILTON, Bermuda--(BUSINESS WIRE) – March 2nd, 2009 - Flagstone Reinsurance Holdings Limited (NYSE: FSR) announced today that the Company's Chief Executive Officer, David Brown will be presenting at the 34th Annual Conference of The Association of Insurance and Financial Analysts (AIFA) at the Hyatt Regency Resort and Spa at Gainey Ranch, in Scottsdale, Arizona at 2:50pm MST (4:50pm EST) on Tuesday, March 3rd, 2009.

The presentation and a live listen-only audio webcast will be available in the Investor Relations section of the Company’s website. www.flagstonere.com.

About Flagstone Reinsurance Holdings Limited

Flagstone Reinsurance Holdings Limited, through its operating subsidiaries, is a global reinsurance and insurance company that employs a focused, technical approach to the Property, Property Catastrophe, and Specialty reinsurance and insurance businesses.  Flagstone Réassurance Suisse SA has an "A-" financial strength rating from both A.M. Best and Fitch Ratings, and an "A3" rating from Moody's Investors Service.

Contact:
Flagstone Reinsurance Holdings Limited, Hamilton
Brenton Slade, +1-441-278-4303